UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to GBI Merger Agreement

On June 28, 2007, the Registrant originally entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Registrant, RFI Sub, Inc., a California corporation and wholly-owned subsidiary of the Registrant (“Merger Sub”), and Grant Bettingen, Inc. (“GBI”). On September 7, 2007, the Registrant, Merger Sub, and GBI entered into Amendment No. 1 to the Merger Agreement, whereby the termination date of the Merger was extended from January 31, 2008 to March 31, 2008, which was subsequently extended on January 23, 2008, by Amendment No. 2 to the Merger Agreement, to June 30, 2008. Further, under the terms of Amendment No. 2 the Registrant deposited $200,000 with GBI (the “Net Capital Deposit”), which was to be used by GBI to maintain its net capital at $200,000. Under the terms of the Merger Agreement, as amended, Merger Sub will be merged with and into GBI, with GBI as the surviving corporation and new wholly owned subsidiary of the Registrant.

The foregoing description of the Merger Agreement and Amendment Nos. 1 and 2 to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.7 to the Form 8-K filed on July 5, 2007, Amendment No. 1 filed as Exhibit 2.7(b) to the Form 8-K filed on September 14, 2007 and Amendment No. 2 filed as Exhibit 2.7(c) to the Form 8-K filed on January 24, 2008.

On March 18, 2008, the Registrant, Merger Sub, and GBI entered into Amendment No. 3 to the Merger Agreement, whereby the Net Capital Deposit contained in Amendment No. 2 was converted into a partial payment towards the purchase of additional shares of GBI by the Registrant prior Closing of the Merger pursuant to the Amendment No. 1 to Share Purchase Agreement described below.

The foregoing description of the Amendment No. 3 to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 3, attached to this Current Report as Exhibit 2.7(d) and is incorporated into this Item by reference.

The completion of the merger is subject to the satisfaction of several conditions, including the following: (i) the FINRA approval of GBI’s Continuation in Membership Application; (ii) the execution of employment agreements between the Surviving Entity and key GBI employees; the execution of an employment agreement between the Registrant and Grant Bettingen as well as a non-competition agreement from Grant Bettingen; (iv) the delivery by GBI of audited financial statements; and (v) such other customary conditions with respect to transactions of this type.

Amendment No. 1 to GBI Share Purchase Agreement

In September 2007, the Registrant purchased 16 shares of GBI common stock for $360,000 prior to the consummation of the Merger with GBI, which represented approximately

15% of the outstanding common stock of GBI, through the execution of a Share Purchase Agreement dated September 7, 2007. This consideration is in addition to the previously negotiated consideration set forth in the Merger Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, attached to the Current Report on Form 8-K filed on September 14, 2007 as Exhibit 10.9 and is incorporated into this Item by reference.

On March 18, 2008, the Registrant and GBI executed Amendment No. 1 to the Share Purchase Agreement, whereby the Registrant agreed to purchase an additional 9 shares of GBI common stock (which represents approximately 6% of the outstanding securities of GBI following completion of this additional purchase, bringing the Registrant’s total equity ownership in GBI to approximately 21%) for an additional $400,000, payable in the following increments: conversion of the $200,000 Net Capital Deposit set forth above previously deposited with GBI in January 2008; $100,000 that was advanced to GBI on February 29, 2008; and an additional $100,000 in three equal installments over the 90 days following execution of the Amendment No. 1 to the Share Purchase Agreement. This consideration is in addition to the previously negotiated consideration set forth in the Merger Agreement and the consideration set forth in the Share Purchase Agreement. In addition, under the terms of Amendment No. 1 to the Share Purchase Agreement, Rubicon agreed: (i) to sublet certain office space from GBI if the Merger is not consummated by the Termination Date; and (ii) not to solicit any employee or representative of GBI for a period of three years should the CMA not be approved. Conversely, GBI agreed that should a new CMA application be required to complete the Merger, it will retain current management personnel through the end of the new CMA application process.

The foregoing description of the Amendment No. 1 to the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to Share Purchase Agreement, attached to this Current Report as Exhibit 10.12 and is incorporated into this Item by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit Number	Description
2.7(d)	Amendment No. 3 to the Merger Agreement among Rubicon Financial Incorporated, RFI Sub, Inc. and Grant Bettingen, Inc., dated March 18, 2008.
10.12	Amendment No. 1 to GBI Stock Purchase Agreement dated March 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By:/s/Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr., Chief Executive Officer

Date: March 20, 2008

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